UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 8, 2026
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant's telephone number, including area code	Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
1615 Locust Street
Des Moines, Iowa 50309-3037
515-242-4300

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of each registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None
PACIFICORP	None

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events.

As previously reported, numerous complaints were filed against PacifiCorp, an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (the "Company"), following a series of wildfires in Oregon in September 2020. These complaints include a class action filed against PacifiCorp on September 30, 2020, captioned Jeanyne James et al. v. PacifiCorp, ("James") in Oregon Circuit Court in Multnomah County, Oregon (the “trial court”) for which a jury verdict was issued in June 2023, finding PacifiCorp’s conduct grossly negligent, reckless and willful as to each of the 17 named plaintiffs and the entire class and leading to numerous damages phase trials thereafter. In January 2024, PacifiCorp filed a notice of appeal associated with the June 2023 James verdict, including whether the case can proceed as a class action, and subsequently filed its appellate brief with the Oregon Court of Appeals in April 2025. Oral argument for the appeal was held on February 4, 2026.

On April 8, 2026, the Oregon Court of Appeals issued an opinion reversing the June 2023 verdict and remanding to the trial court for further proceedings. The opinion explained that the trial court erred in giving its instruction to the jury that they could “assume that the evidence at the trial applies to all class members.” The Oregon Court of Appeals further concluded that the erroneous jury instruction “was prejudicial to PacifiCorp” because it “gave rise to some likelihood that the jury reached an erroneous result.” Because the Oregon Court of Appeals reversed and remanded on the instructional error, it did not address the majority of PacifiCorp’s other appealed issues. Finally, the Oregon Court of Appeals emphasized that the trial court has the authority on remand to reconsider its class certification decision and reconsider whether a single class is appropriate in this case. On April 9, 2026, the trial court ordered a stay of scheduled phase II damage trials and all proceedings under Case Management Order 11, except the ongoing damage trial no. 22 and mandatory mediation. The trial court asked the parties to submit briefing on the merits, scope and duration of the stay in advance of a May 22, 2026, hearing.

PacifiCorp is currently evaluating the impacts of the Oregon Court of Appeals opinion.

From time to time, PacifiCorp may post information related to the wildfire litigation in the About section of its website (at https:// www.pacificorp.com), and such information may also be posted in the Investors section of the Company’s website (at https://www.brkenergy.com). This information may be considered material information not otherwise publicly available at the time of posting. Such disclosure may serve as the initial public announcement of wildfire litigation developments for purposes of Regulation FD. As such, you are encouraged to visit the site regularly for new and developing information related to the wildfire litigation. Any information available on or through PacifiCorp's or the Company's website is not part of this Form 8-K and the foregoing web addresses are included as inactive textual references only. Neither PacifiCorp nor the Company undertakes any obligation to update or revise any such information, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to developments in the wildfire litigation, a matter that by its nature is very likely to change, is unpredictable and will continue to evolve over time, as well as the impact of such proceedings on the Company's and PacifiCorp's operating results, cash flows, and liquidity. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon the Company's and PacifiCorp's current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of the Company and PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in the Company's and PacifiCorp's filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. The Company and PacifiCorp undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: April 10, 2026
/s/ Terrell K. Crews II
Terrell K. Crews II
Senior Vice President and Chief Financial Officer

PACIFICORP
Date: April 10, 2026
/s/ M. Ryan Weems
M. Ryan Weems
Senior Vice President, Chief Financial Officer and Treasurer
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